As filed with the Securities and Exchange Commission on July 27, 1994
                                                 SEC File No. 1-5075
                                                 Registration No.

   __________________________________________________________________________
   __________________________________________________________________________

        S E C U R I T I E S  A N D  E X C H A N G E  C O M M I S S I O N

                                 F O R M  S - 8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  EG&G, INC.
                 (Exact name of issuer as specified in its charter)

          MASSACHUSETTS                                    04-2052042
   (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)

   45 WILLIAM STREET, WELLESLEY, MASSACHUSETTS                02181
   (Address of Principal Executive Offices)                  (zip code)


                       EG&G, INC. 1992 STOCK OPTION PLAN
                            (Full Title of the plan)


                MURRAY GROSS, ESQ., GENERAL COUNSEL, EG&G, INC.
               45 William Street, Wellesley, Massachusetts 02181
                              (617) 237-5100
           (Name, address and telephone number of agent for service)
                              ____________________








                       CALCULATION OF REGISTRATION FEE

                                  Proposed        Proposed
    Title of                      Maximum         Maximum
   Securities       Amount (2)    Offering        Aggregate       Amount of
     to be           to be          Price         Offering       Registration
   Registered      Registered    Per Share (1)    Price (1)          Fee
   Common Stock    847,542       $15.1875         $12,872,044    $4,438.28
   $1 par value    shares

   (1) Estimated solely for the purpose of calculating the registration fee. This estimated fee is based on the average of the high ($15.25) and low ($15.125) prices paid for a share of EG&G, Inc. Common Stock on July 22, 1994, as reported on the New York Stock Exchange Composite Transactions Tape.

   (2) The prospectus covering securities registered under this Registration Statement relates also to Registration Statements Nos. 2-61241, 2-98168, 33-36082, 33-49898, and 35-57606 and is intended to be the common prospectus referred to in Rule 429 under the Securities Act of 1933 for such Registration Statements.

                        This Document contains 14 pages.






                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3.   Incorporation of Documents by Reference

         The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

         a. EG&G, Inc.'s ("EG&G", the "Company" or the "Registrant") latest annual report filed pursuant to Section 13 (a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or the Company's effective registration statement on Form 10 and 10-SB, 20-F, or 40-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

         b. All other reports filed by the Company pursuant to Section 13 (a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents referred to in (a) above.

         c. The Company's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders.

         d. The description of the Company's Common Stock is contained in Form 10, dated April 29, 1965, as amended by Form 8, dated June 5, 1990, and including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

    Item 4.   DESCRIPTION OF SECURITIES

         Not Applicable.






   Exhibit Index - P. 5
   S-8 Page 2 of 14

    Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Accountants - The financial statements incorporated in this Registration Statement by reference to the EG&G Annual Report to Stockholders on Form 10-K for the year ended January 2, 1994, have been so incorporated in reliance on the report of Arthur Andersen & Co., independent accountants, given on the authority of said firm as experts in auditing and accounting.

         Legal Opinion - The validity of the shares of Common Stock to be offered hereunder has been passed upon for EG&G by Murray Gross, Vice President, General Counsel and Clerk of the Company.

    Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 67, Chapter 156B of the General Laws of the Commonwealth of Massachusetts, as amended, (the "Massachusetts Business Corporation Law") and Article V, Section 9 of EG&G's By-Laws filed on April 9, 1991 as an amendment to the Company's Annual Report on Form 10-K for the fiscal year ending December 30, 1990, under the Exchange Act, to which reference is hereby made, contain provisions authorizing indemnification by EG&G of directors, officers, employees or agents against certain liabilities and expenses which they may incur as directors, officers, employees or agents of EG&G or of certain other entities. Section 67, Chapter 156B of the Massachusetts Business Corporation Law provides that the indemnification of directors, officers, employees, and other agents of a corporation and persons who serve at the corporation's request as directors, officers, employees, and other agents of another organization may be provided to whatever extent as shall be specified by (i) the articles of organization of the corporation or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Unless otherwise provided in the articles of organization or the by-laws, the indemnification of any persons described above who are not directors of the corporation may be provided by the corporation to the extent authorized by the directors. Any indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding prior to the final disposition of such action or proceeding, upon receipt of an undertaking by the indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67 of the Massachusetts Business Corporation Law. Any indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of any such organization. Indemnification may not be provided for any person with respect to any matter as to which that person shall have been determined to not have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

   Exhibit Index - P. 5
   S-8 Page 3 of 14

         Section 65 of the Massachusetts Business Corporation Law provides a limitation on the imposition of liability under other sections of the Massachusetts Business Corporation Law. Under this Section, a director, officer or incorporator of a corporation is to perform his duties in good faith and in a manner he reasonably believes to be in the best interest of the corporation and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Such director, officer or incorporator is entitled to rely on information, opinions, reports or records, including financial statements, books of accounts and other financial records which are prepared by or presented by (1) one or more officers or employees of the corporation whom the director, officer or incorporator reasonably believes to be reliable and competent in the matters presented, or (2) counsel, public accountants or other persons as to matters which the director, officer or incorporator reasonably believes to be within such a person's professional expert competence, or (3) in the case of a director, a duly constituted committee of the board upon which he does not serve, as to matters within its delegated authority, which committee the director reasonably believes to merit confidence. If a director, officer or incorporator performs his duties in the manner that is set forth above, that fact shall be an absolute defense to any claim asserted against him except as expressly provided by statute.

         Section 13 of the Massachusetts Business Corporation Law provides that the articles of organization of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law or (iv) any transaction from which the director derived an improper personal benefit. Article Six of the Restated Articles of Organization of the Registrant contains a provision consistent with Section 13 of the Massachusetts Business Corporation Law and provides that to the fullest extent permitted by the Massachusetts Business Corporation Law, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of laws imposing such liability.

         Section 9 of Article V of the By-laws of the Registrant contains provisions relating to the indemnification of directors and officers of the corporation which are consistent with Section 67 of the Massachusetts Business Corporation Law. The By-laws provide that no

   Exhibit Index - P. 5
   S-8 Page 4 of 14
    indemnification will be provided for any person with respect to any matter as to which such person shall have been determined not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; nor shall indemnification be provided where the corporation is required or has undertaken to submit to a court the question of whether or not indemnification by it is against public policy and it has been finally determined that such indemnification is against public policy; provided, however that, prior to such final determination, the corporation may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment, or both, appears in the judgment of a majority of those members of the board of directors who are not directly involved in such matters, to be for the best interest of the corporation as evidenced by a resolution to that effect adopted after receipt by the corporation of a written opinion of counsel for the corporation that, based upon the facts available to such counsel such person has not acted in a manner that would prohibit indemnification.

         Section 67 of the Massachusetts Business Corporation Law also contains provisions authorizing a corporation to obtain insurance on behalf of any director, officer, employee or agent of the corporation against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. The Registrant maintains directors and officers liability and company reimbursement liability insurance. Subject to certain deductibles, such insurance will pay up to $50,000,000 per year on claims or errors and omissions against the Registrant's directors and officers and will reimburse the Registrant for amounts paid to indemnify directors and officers against the costs of such claims pursuant to the Registrant's By-Laws.


    Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

              Not Applicable

    Item 8.   EXHIBITS

               The following exhibits are filed herewith or incorporated herein by reference:

                                                                 SEQUENTIALLY
    EXHIBIT                                                        NUMBERED
    NUMBER           EXHIBIT                                        PAGE

    4. (i) EG&G's Restated Articles of Organization, as of February 19, 1988, were filed on July 16, 1992 as an exhibit to EG&G's Form 8 amending EG&G's Annual Report on

   Exhibit Index - P. 5
   S-8 Page 5 of 14

                   Form 10-K for the fiscal year ended
                   December 29, 1991 and are herein in-
                   corporated by reference                           N/A

       (ii)        EG&G's By-Laws as amended on January
                   22, 1992 were filed as an exhibit to
                   EG&G's Annual Report on Form 10-K for
                   the fiscal year ended December 29,
                   1991 and are herein incorporated by
                   reference                                         N/A

        (iii)      The form of certificate used to evidence
                   ownership of EG&G Common Stock, $1 par
                   value, was filed as Exhibit 4(a) to EG&G's
                   Registration Statement on Form S-3,
                   File No. 2-69642 and is herein incor-
                   porated by reference                              N/A

       (iv)        The Rights Agreement dated as of
                   January 28, 1987 between EG&G, Inc.
                   and The First National Bank of Boston
                   was filed as Exhibit 1 to the Company's
                   Form 8-K dated February 3, 1987 and
                   is herein incorporated by reference               N/A

         (v)       The EG&G, Inc. 1992 Stock Option Plan             N/A
                   was filed as Exhibit 4(v) to EG&G's
                   Registration Statement on Form S-8,
                   File No. 33-49898 and is herein
                   incorporated by reference

         (vi)      The EG&G, Inc. 1982 Incentive Stock               N/A
                   Option Plan, as amended and restated
                   as of April 24, 1990, was filed as
                   Exhibit 4(v) to EG&G's Registration
                   Statement on Form S-8, File No. 33-
                   36082 and is herein incorporated
                   by reference

         (vii)     The EG&G, Inc. 1978 Non-Qualified                 N/A
                   Stock Option Plan, as amended through
                   January 26, 1988, was filed as Exhibit
                   4(vii) to EG&G's Registration Statement
                   on Form S-8, File No. 33-36082 and is
                   herein incorporated by reference

    5.             Opinion of Murray Gross, Esquire,
                   Vice President, General Counsel and
                   Clerk to EG&G, Inc.                               12


   Exhibit Index - P. 5
   S-8 Page 6 of 14

    23.            Consent of Experts and Counsel

                   (i)  Consent of Arthur Andersen & Co.             14

                   (ii) Consent of Murray Gross, Esquire,            N/A
                        is contained in his Opinion filed
                        as Exhibit 5

    24.            Power of Attorney                                  9

    Item 9.        UNDERTAKINGS

          EG&G hereby undertakes:

          (1) To file during any period in which offers or sales are being made, post-effective amendment(s) to this Registration Statement;

          (i)   To  include  any  prospectus  required   by  Section
    10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include  any material information with respect to the plan of distribution not previously disclosed in the Registration
    Statement  or   any  material  change  to  such  information  in  the
    Registration Statement;

              Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.



   Exhibit Index - P. 5
   S-8 Page 7 of 14

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.


                                  SIGNATURES

              Pursuant to the requirements of the Securities Act, EG&G certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley, Commonwealth of Massachusetts, on the 27th day of July, 1994.


                                       EG&G, Inc.


                                       By:/s/ John M. Kucharski
                                          --------------------------
                                       John M. Kucharski, Chairman of
                                       the Board, Chief Executive
                                         Officer and President






   Exhibit Index - P. 5
   S-8 Page 8 of 14






                               POWER OF ATTORNEY

              We, the undersigned officers and directors of EG&G, Inc., hereby severally constitute John M. Kucharski and Murray Gross, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement filed herewith and any amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable EG&G, Inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Witness our hands and common seals on the date set forth below.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



         Signature                     Title                 Date

    (i)    Principal Executive Officer

         /s/ John M. Kucharski
         _____________________        Chairman of the        July 27, 1994
         John M. Kucharski            Board, Chief
                                      Executive Officer,
                                      and President


    (ii)   Principal Financial Officer

         /s/ Thomas J. Sauser
         _____________________        Senior Vice President  July 27, 1994
         Thomas J. Sauser             and Chief Financial
                                      Officer


    (iii)  Principal Accounting Officer

         /s/ John F. Alexander II
         _________________            Corporate Controller   July 27, 1994
         John F. Alexander, II



   Exhibit Index - P. 5
   S-8 Page 9 of 14






    (iv)   A majority of the Board of
           Directors

    /s/ John M. Kucharski
    _____________________             Director               July 27, 1994
    John M. Kucharski


    /s/ Samuel Rubinovitz
    _____________________             Director               July 27, 1994
    Samuel Rubinovitz


    /s/ Robert F. Goldhammer
    _____________________             Director               July 27, 1994
    Robert F. Goldhammer


    /s/ John B. Gray
    _____________________             Director               July 27, 1994
    John B. Gray


    /s/ William F. Pounds
    _____________________             Director               July 27, 1994
    William F. Pounds


    /s/ Dean W. Freed
    _____________________             Director               July 27, 1994
    Dean W. Freed


    /s/ Kent F. Hansen
    _____________________             Director               July 27, 1994
    Kent F. Hansen


    /s/ Joseph F. Turley
    _____________________             Director               July 27, 1994
    Joseph F. Turley


    /s/ G. Robert Tod
    _____________________             Director               July 27, 1994
    G. Robert Tod





   Exhibit Index - P. 5
   S-8 Page 10 of 14

    /s/ John Larkin Thompson
    _____________________             Director               July 27, 1994

    John Larkin Thompson


    /s/ Greta E. Marshall
    _____________________             Director               July 27, 1994
    Greta E. Marshall











































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   S-8 Page 11 of 14

                                   EXHIBIT V




                                      July 27, 1994


    EG&G, Inc.
    45 William Street
    Wellesley, Massachusetts   02181

    Gentlemen:

         I have been requested to furnish you my opinion as to certain matters in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), which Registration Statement is to be filed with the Securities and Exchange Commission on or about July 27, 1994, relating to the registration of 851,584 shares of the Common Stock, $1 Par Value, of EG&G, Inc. (the "Company"), issuable upon the exercise of stock options granted and to be granted pursuant to the stock option plans described in the Registration Statement.

         I have been associated with the Company for 23 years, and during that time I have served as an Attorney, Assistant General Counsel, and since April 24, 1990, as General Counsel of EG&G, Inc. I have examined the Restated Articles of Organization of the Company and all amendments thereto on file in the office of the Secretary of the Commonwealth of Massachusetts, all resolutions adopted by the directors and stockholders of the Company relating to the aforesaid stock option plans, the aforesaid Registration Statement and stock option plans, and such other documents as I deem material for the purposes of this opinion.

         Based upon the foregoing, I am of the following opinion:

         1. The Company is a duly organized and validly existing corporation under the laws of the Commonwealth of Massachusetts with corporate powers adequate for the conduct of its business as presently conducted.



   Exhibit Index - P. 5
   S-8 Page 12 of 14

    EG&G, Inc.
    July 27, 1994
    Page 2



         2. The authorized capital stock of the Company consists of: (a) 1,000,000 shares of Preferred Stock, $1 par value per share, of which no shares are now outstanding, and (b) 100,000,000 shares of Common Stock, $1 par value per share of which 56,131,078 shares were issued and outstanding on January 2, 1994.

         3. The issuance of up to 4,237,142 shares of EG&G's Common Stock upon exercise of options then outstanding and options which may be granted in the future under the plans described in the Registration Statement has been duly authorized by the Company. The shares issuable upon exercise of said options, when issued and paid for in accordance with the terms of said options and the plan pursuant to which said options were or are to be granted, will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                       Very truly yours,

                                       /s/ Murray Gross
                                       ___________________
                                       Murray Gross
                                       Vice President and
                                         General Counsel

    MG:lah


















   Exhibit Index - P. 5
   S-8 Page 13 of 14

                                  EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



              As independent public accountants, we hereby consent to
         the   incorporation  by   reference  in   this  registration

         statement, to be filed with the Securities and Exchange Commission, on or about July 27, 1994, of our reports dated

         January 24, 1994, included (or incorporated by reference) in EG&G, Inc.'s Form 10-K for the year ended January 2, 1994

         and  to  all  references  to  our  Firm   included  in  this
         registration statement.




                                       /s/ Arthur Anderson & Co.
                                       _______________________
                                       ARTHUR ANDERSEN & CO.





         Boston, Massachusetts
         July 27, 1994

















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   S-8 Page 14 of 14